Exhibit 99.1

CareDx Reports Second Quarter 2020 Results

Patient-focused during COVID-19 pandemic and succeeding
SOUTH SAN FRANCISCO, CA, August 4, 2020 -- CareDx, Inc. (Nasdaq: CDNA), a leading precision medicine company focused on the discovery, development, and commercialization of clinically differentiated, high-value healthcare solutions for transplant patients and caregivers, today reported financial results for the quarter ended June 30, 2020.
Second Quarter 2020 and Recent Highlights:
•Achieved total revenue of $41.8 million for the three months ended June 30, 2020, increasing 33% year-over-year
•Provided over 17,100 AlloSure Kidney and AlloMap Heart patient results, with over 40% originating from RemoTraC and mobile phlebotomy
•Recorded first-ever AlloCell revenue from a cell therapy partnership
•Completed successful public offering raising $134.6 million in net proceeds, increasing cash and cash equivalents to $211.4 million
“Throughout this challenging time, our team at CareDx successfully executed across our initiatives and never wavered from our commitment to improving the lives of transplant patients. Our performance in the second quarter, highlighted by strong growth and robust results from RemoTraC, is a testament to our patient-focus and dedication,” said Peter Maag, CareDx Chairman and Chief Executive Officer. “As we look to the second half of this year, while uncertainty continues, what remains clear is the dedication of our team, our ability to navigate through this time and our confidence to be able to continue to deliver durable long-term operational growth.”
Second Quarter 2020 Financial Results
Revenue for the three months ended June 30, 2020 was $41.8 million, compared with $31.5 million in the second quarter of 2019. Testing services revenue for the second quarter was $36.3 million, compared with $25.7 million in the same period of 2019. Product revenue in the three months ended June 30, 2020 was $3.3 million, compared to $4.6 million in the same period of 2019. Digital and other revenue for the second quarter 2020 was $2.2 million, compared to $1.2 million in the same period of 2019.
For the second quarter of 2020, the net loss was $6.6 million compared to a net loss of $7.8 million in the same period of 2019. Diluted net loss per share was $0.15 in the second quarter of 2020, compared to a diluted net loss per share of $0.19 in the second quarter of 2019.
Non-GAAP net income was $1.7 million in the second quarter of 2020 compared to $0.1 million non-GAAP net loss in the second quarter of 2019. Diluted non-GAAP net income per share was $0.04 in the second quarter of 2020, compared to a diluted non-GAAP net loss per share of $0.00 in the second quarter of 2019.

Adjusted EBITDA for the second quarter of 2020 was a loss of $2.8 million, compared to an adjusted EBITDA gain of $0.1 million in the second quarter of 2019.
Cash and cash equivalents were $211.4 million as of June 30, 2020.
For additional information regarding non-GAAP financial measures discussed herein, please see “Use of Non-GAAP Financial Measures,” “Reconciliation of GAAP to Non-GAAP Financial Measures,” and “Reconciliation of GAAP to Non-GAAP Adjusted EBITDA Financial Measures” below.
2020 Guidance
While CareDx experienced improved trends in the second quarter, due to the continued uncertainties with respect to the COVID-19 pandemic, CareDx will not be providing guidance at this time.
About CareDx
CareDx, Inc., headquartered in South San Francisco, California, is a leading precision medicine solutions company focused on the discovery, development, and commercialization of clinically differentiated, high-value healthcare solutions for transplant patients and caregivers. CareDx offers testing services, products, and digital healthcare solutions along the pre- and post-transplant patient journey, and is the leading provider of genomics-based information for transplant patients. For more information, please visit: www.CareDx.com.
Forward-Looking Statements
This press release includes forward-looking statements, including expectations regarding the achievement of our financial and operational goals and our prospects. These forward-looking statements are based upon information that is currently available to CareDx and its current expectations, speak only as of the date hereof, and are subject to numerous risks and uncertainties, including general economic and market factors, among others discussed in CareDx’s filings with the SEC, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed by CareDx with the SEC on February 28, 2020, and the periodic reports that CareDx has subsequently filed with the SEC. Any of these may cause CareDx’s actual results, performance or achievements to differ materially and adversely from those anticipated or implied by CareDx’s forward-looking statements. CareDx expressly disclaims any obligation, except as required by law, or undertaking to update or revise any such forward-looking statements.
Use of Non-GAAP Financial Measures
CareDx has presented in this release certain financial information in accordance with U.S. Generally Accepted Accounting Principles (GAAP) and also on a non-GAAP basis, including non-GAAP net income, non-GAAP basic and diluted net income per share and adjusted EBITDA. We define non-GAAP net income and per share results as the GAAP net income and per share results excluding the impacts of stock-based compensation; changes in estimated fair value of warrants, derivative liabilities and contingent consideration; acquisition related impairment charges and amortization of intangible assets, purchase accounting adjustments and related tax effects; costs involved with completing an acquisition; amortization of debt discount; and certain other financing charges. We define adjusted EBITDA as non-GAAP net income/(loss) before net interest expense, income tax expense, depreciation and amortization, and other income and expense. We are presenting these non-GAAP financial measures to assist investors in assessing our operating results through the eyes of management and because we believe that these measures provide an additional tool for investors to use in comparing our core business operating results over multiple periods. Management believes this non-GAAP information is useful for investors, when considered in conjunction with CareDx's GAAP financial statements, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of CareDx's operating results as reported under GAAP. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not necessarily comparable to similarly-titled measures presented by other companies. A reconciliation between GAAP and non-GAAP financial information is provided immediately following the financial tables.
Investor Relations Contact
Greg Chodaczek
347-620-7010
investor@caredx.com

CareDx, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue:
Testing services revenue	$36,293	$25,677	$67,735	$47,195
Product revenue	3,291	4,593	7,986	9,026
Digital and other revenue	2,217	1,184	4,460	1,215
Total revenue	41,801	31,454	80,181	57,436
Cost of revenue	15,025	11,512	27,417	21,245
Gross profit	26,776	19,942	52,764	36,191
Operating expenses:
Research and development	13,129	7,630	23,142	13,244
Sales and marketing	12,134	10,644	23,857	17,569
General and administrative	12,316	8,512	22,319	17,618
Total operating expenses	37,579	26,786	69,318	48,431
Loss from operations	(10,803)	(6,844)	(16,554)	(12,240)
Other income (expense):
Interest income, net	21	300	117	642
Change in estimated fair value of common stock warrant liability	(664)	(1,351)	(1,069)	(4,360)
CARES Act Provider Relief Fund	4,813	—	4,813	—
Other expense, net	(255)	(172)	(318)	(246)
Total other income (expense)	3,915	(1,223)	3,543	(3,964)
Loss before income taxes	(6,888)	(8,067)	(13,011)	(16,204)
Income tax benefit	330	220	630	826
Net loss	$(6,558)	$(7,847)	$(12,381)	$(15,378)
Net loss per share:
Basic	$(0.15)	$(0.19)	$(0.28)	$(0.37)
Diluted	$(0.15)	$(0.19)	$(0.28)	$(0.37)
Weighted-average shares used to compute net loss per share:
Basic	44,708,037	42,132,396	43,765,732	41,873,337
Diluted	44,708,037	42,132,396	43,765,732	41,873,337

CareDx, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	June 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$211,409	$38,223
Accounts receivable	27,111	24,057
Inventory	8,741	6,014
Prepaid and other current assets	4,286	3,628
Total current assets	251,547	71,922
Property and equipment, net	7,313	4,430
Operating leases right-of-use assets	16,416	4,730
Intangible assets, net	44,356	45,541
Goodwill	23,857	23,857
Restricted cash	253	256
Other assets	1,000	1,000
Total assets	$344,742	$151,736
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,675	$5,506
Accrued compensation	11,089	12,484
Accrued and other liabilities	16,682	16,838
Deferred revenue - CMS advance payment	20,496	—
Total current liabilities	56,942	34,828
Deferred tax liability	1,313	1,973
Common stock warrant liability	1,681	6,607
Deferred payments for intangible assets	5,400	5,207
Operating lease liability, less current portion	17,025	2,370
Other liabilities	1,614	1,751
Total liabilities	83,975	52,736
Commitments and contingencies
Stockholders’ equity:
Common stock	47	42
Additional paid-in capital	612,228	437,976
Accumulated other comprehensive loss	(5,314)	(5,205)
Accumulated deficit	(346,194)	(333,813)
Total stockholders’ equity	260,767	99,000
Total liabilities and stockholders’ equity	$344,742	$151,736

CareDx, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Net loss per share	$(6,558)	$(7,847)	$(12,381)	$(15,378)
Stock-based compensation expense	6,417	4,992	10,676	11,045
Acquisition related-amortization of purchased intangibles	1,160	822	2,309	1,576
Acquisition related fees and expenses	—	568	—	568
Change in estimated fair value of contingent consideration	76	—	266	—
Change in estimated fair value of common stock warrant liability	664	1,351	1,069	4,360
Accretion of liability	88	—	192	—
Tax effect related to amortization of purchased intangibles	(119)	(122)	(239)	(245)
Impairment	—	150	—	150
Non-GAAP net income (loss)	$1,728	$(86)	$1,892	$2,076

GAAP basic and diluted net loss per share	$(0.15)	$(0.19)	$(0.28)	$(0.37)

Non-GAAP basic net income (loss) per share	$0.04	$(0.00)	$0.04	$0.05
Non-GAAP diluted net income (loss) per share	$0.04	$(0.00)	$0.04	$0.05

Shares used in computing non-GAAP basic net income (loss) per share	44,708,037	42,132,396	43,765,732	41,873,337
Shares used in computing non-GAAP diluted net income (loss) per share	45,882,569	42,132,396	44,604,886	44,897,442

CareDx, Inc.
Reconciliation of Non-GAAP to Adjusted EBITDA Financial Measures
(Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Non-GAAP net income (loss)	$1,728	$(86)	$1,892	$2,076
Interest expense	(21)	(300)	(117)	(642)
Income tax benefit	(211)	(98)	(391)	(581)
Depreciation expense	381	397	748	804
CARES Act Provider Relief Fund	(4,813)	—	(4,813)	—
Other expense, net	167	172	126	246
Adjusted EBITDA	$(2,769)	$85	$(2,555)	$1,903

CareDx, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands)

	Three Months Ended June 30, 2020
	Total revenue	Cost of revenue	Research and development	Sales and marketing	General and administrative	Total other income	Income tax benefit (expense)	Net income (loss)
GAAP	$41,801	$15,025	$13,129	$12,134	$12,316	$3,915	$330	$(6,558)
Non-GAAP adjustments:
Stock-based compensation expense		(711)	(1,456)	(1,581)	(2,669)			6,417
Acquisition related-amortization of purchased intangibles		(804)		(356)				1,160
Change in estimated fair value of contingent consideration					(76)			76
Change in estimated fair value of common stock warrant liability						664		664
Accretion of liability						88		88
Tax effect related to amortization of purchased intangibles							(119)	(119)
Non-GAAP	$41,801	$13,510	$11,673	$10,197	$9,571	$4,667	$211	$1,728

	Six Months Ended June 30, 2020
	Total revenue	Cost of revenue	Research and development	Sales and marketing	General and administrative	Total other income	Income tax benefit (expense)	Net income (loss)
GAAP	$80,181	$27,417	$23,142	$23,857	$22,319	$3,543	$630	$(12,381)
Non-GAAP adjustments:
Stock-based compensation expense		(1,076)	(2,267)	(2,550)	(4,783)			10,676
Acquisition related-amortization of purchased intangibles		(1,596)		(713)				2,309
Change in estimated fair value of contingent consideration					(266)			266
Change in estimated fair value of common stock warrant liability						1,069		1,069
Accretion of liability						192		192
Tax effect related to amortization of purchased intangibles							(239)	(239)
Non-GAAP	$80,181	$24,745	$20,875	$20,594	$17,270	$4,804	$391	$1,892

CareDx, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands)

	Three Months Ended June 30, 2019
	Total revenue	Cost of revenue	Research and development	Sales and marketing	General and administrative	Total other income (expense)	Income tax benefit (expense)	Net income (loss)
GAAP	$31,454	$11,512	$7,630	$10,644	$8,512	$(1,223)	$220	$(7,847)
Non-GAAP adjustments:
Stock-based compensation expense		(508)	(1,441)	(940)	(2,103)			4,992
Acquisition related-amortization of purchased intangibles		(539)		(283)				822
Acquisition related fees and expenses					(568)			568
Change in estimated fair value of common stock warrant liability						1,351		1,351
Tax effect related to amortization of purchased intangibles							(122)	(122)
Impairment				(150)				150
Non-GAAP	$31,454	$10,465	$6,189	$9,271	$5,841	$128	$98	$(86)

	Six Months Ended June 30, 2019
	Total revenue	Cost of revenue	Research and development	Sales and marketing	General and administrative	Total other income (expense)	Income tax benefit (expense)	Net income (loss)
GAAP	$57,436	$21,245	$13,244	$17,569	$17,618	$(3,964)	$826	$(15,378)
Non-GAAP adjustments:
Stock-based compensation expense		(1,284)	(2,273)	(1,667)	(5,821)			11,045
Acquisition related-amortization of purchased intangibles		(1,030)		(546)				1,576
Acquisition related fees and expenses					(568)			568
Change in estimated fair value of common stock warrant liability						4,360		4,360
Tax effect related to amortization of purchased intangibles							(245)	(245)
Impairment				(150)				150
Non-GAAP	$57,436	$18,931	$10,971	$15,206	$11,229	$396	$581	$2,076